News Release

Amkor Technology Reports Financial Results for the First Quarter 2013

First Quarter 2013

•	Net sales $688 million

•	Gross margin 17%

•	Net income $13 million

•	Earnings per diluted share $0.07

CHANDLER, Ariz. - April 25, 2013 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2013, with net sales of $688 million, net income of $13 million, and earnings per diluted share of $0.07.

"Driven by our strong performance in mobile communications, first quarter sales and earnings came in at the high end of our expectations," said Ken Joyce, Amkor's president and chief executive officer. "Our investments in the advanced technologies and production capacity in support of the fast-growing market for smartphones and tablets are paying off with notable improvement over the first quarter 2012."

Selected financial information for the first quarter 2013 is as follows:

•	Net Sales: $688 million, down 5% from $723 million in the prior quarter, and up 5% from $655 million in the first quarter of 2012

•	Gross Margin: 17%, compared to adjusted gross margin of 18% in the prior quarter, and 16% in the first quarter of 2012

•	Net Income: $13 million, down from adjusted net income of $27 million in the prior quarter, and up from $12 million in the first quarter of 2012

•	Earnings Per Diluted Share: $0.07, down from adjusted earnings per diluted share of $0.13 in the prior quarter, and up from $0.06 in the first quarter of 2012

The adjusted gross margin, adjusted net income and adjusted earnings per diluted share presented above for the fourth quarter 2012 exclude a loss contingency of $22 million ($20 million, net of tax) relating to our pending patent license arbitration with Tessera, Inc. and are non-GAAP measures. Selected operating data for the first quarter 2013, and a reconciliation of the fourth quarter 2012 non-GAAP measures presented above to the comparable GAAP measures, are included in a section below before the financial statements.

“Capital additions were $124 million during the first quarter, primarily in support of customers in mobile communications,” said Joanne Solomon, Amkor's executive vice president and chief financial officer.

Cash and cash equivalents were $467 million, and total debt was $1.6 billion, at March 31, 2013.

Business Outlook

"To support the growth opportunities we see in mobile communications, we are revising our estimate of 2013 capital additions from around $450 million to around $525 million," noted Joyce.

Based upon currently available information, we have the following expectations for the second quarter 2013:

•	Net sales of $730 million to $780 million, up 6% to 13% from the prior quarter

•	Gross margin of 17% to 20%

•	Net income of $18 million to $41 million, or $0.09 to $0.19 per diluted share

•	Capital additions of around $170 million

Based upon currently available information, we have the following expectations for the full year 2013:

•	Capital additions of around $525 million

•	An additional $150 million of spending for the acquisition of land and construction relating to our previously announced new factory and R&D center in South Korea

Conference Call Information

Amkor will conduct a conference call on Thursday, April 25, 2013, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-888-561-1721 or 1-480-629-9724. A replay of the call will be made available at Amkor's website or by dialing 1-800-406-7325 or 1-303-590-3030 (access pass code #4614651). The webcast is also being distributed over Thomson Reuters' Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson Reuters' individual investor center at www.companyboardroom.com or by visiting any of the investor sites in Thomson Reuters' Individual Investor Network. Institutional investors can access the call via Thomson Reuters' password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and at Amkor's website: www.amkor.com.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding our expectations for the growing market for smartphones and tablets, and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters, including the final ruling in the Tessera arbitration and the impact of other proceedings involving Tessera, Inc.;

•	the highly unpredictable nature of the semiconductor industry;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the increasingly uncertain macroeconomic environment;

•	timing and volume of orders relative to production capacity and inability to achieve high capacity utilization rates;

•	volatility of consumer demand and weakness in forecasts from our customers for products incorporating our semiconductor packages;

•	dependence on key customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	customer modification of and follow through with respect to forecasts provided to us, including delays in forecasts with respect to smartphones and tablets;

•
changes in tax rates and taxes as a result of changes in tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of a recession or other downturn in the U.S. and other economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the implementation and security of, and changes to, our enterprise resource planning and other management information systems;

•	economic effects of terrorist attacks, natural disasters and military conflict;

•	our ability to control costs and improve profitability;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	exchange rate fluctuations;

•	dependence on key personnel;

•	difficulties in managing growth;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2012 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Corporate Communications
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

Beginning this quarter, we will report sales data for our packaging services by the following categories: flip chip and wafer-level processing and wirebond. We are also providing quarterly and annual packaging services sales and packaged units for 2011 and 2012 under these revised sales reporting categories at the Investor Relations section of our website at www.amkor.com.

	Q1 2013	Q4 2012	Q1 2012
Sales Data:
Packaging services (in millions):
Flip chip and wafer-level processing	$320	$342	$251
Wirebond	274	289	331
Packaging services	594	631	582
Test services	94	92	73
Total sales	$688	$723	$655

Packaging services:
Flip chip and wafer-level processing	46%	47%	38%
Wirebond	40%	40%	51%
Packaging services	86%	87%	89%
Test services	14%	13%	11%
Total sales	100%	100%	100%

Packaged units (in millions):
Flip chip and wafer-level processing	579	592	230
Wirebond	1,722	1,658	1,690
Total packaged units	2,301	2,250	1,920

Net sales from top ten customers	63%	63%	65%

Capacity Utilization
Packaging	76%	77%	73%
Test	83%	80%	78%

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (handsets, tablets, wireless LAN, handheld devices)	59%	58%	47%
Consumer (gaming, television, set top boxes, portable media, digital cameras)	14%	17%	20%
Computing (desk tops, PCs, hard disk drives, servers, displays, printers, peripherals)	9%	9%	13%
Networking (servers, routers, switches)	10%	9%	11%
Other (automotive, industrial)	8%	7%	9%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100%	100%	100%
Cost of sales:
Materials	42%	42%	45%
Labor	15%	14%	14%
Other manufacturing	26%	26%	25%
Loss contingency	—%	2%	—%
Gross margin	17%	16%	16%

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2013	Q4 2012	Q1 2012
	(In millions, except per share data)
Capital Investment Data:
Property, plant and equipment additions	$124	$86	$124
Net change in related accounts payable and deposits	(11)	67	(3)
Purchases of property, plant and equipment	$113	$153	$121
Depreciation and amortization	$97	$97	$88

Free Cash Flow Data:
Net cash provided by operating activities	$99	$105	$56
Less purchases of property, plant and equipment	(113)	(153)	(121)
Free cash flow (1)	$(14)	$(48)	$(65)

Earnings per Share Data:
Net income attributable to Amkor - basic	$13	$7	$12

Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax (2)	4	—	4
Net income attributable to Amkor - diluted	$17	$7	$16

Weighted average shares outstanding - basic (3)	152	152	168
Effect of dilutive securities:
6.0% convertible notes due 2014 (2)	83	—	83
Weighted average shares outstanding - diluted	235	152	251

Net income attributable to Amkor per common share:
Basic	$0.09	$0.05	$0.07
Diluted	$0.07	$0.05	$0.06

(1)
We define free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. Free cash flow is not defined by U.S. generally accepted accounting principles ("U.S. GAAP"). We believe free cash flow to be relevant and useful information to our investors because it provides them with additional information in assessing our liquidity, capital resources and financial operating results. Our management uses free cash flow in evaluating our liquidity, our ability to service debt and our ability to fund capital additions. However, free cash flow has certain limitations, including that it does not represent the residual cash flow available for discretionary expenditures since other, non-discretionary expenditures, such as mandatory debt service, are not deducted from the measure. The amount of mandatory versus discretionary expenditures can vary significantly between periods. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of liquidity or financial performance prepared in accordance with U.S. GAAP, such as net cash provided by operating activities. Furthermore, our definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

(2)
The potential shares of common stock and interest related to the 6.0% convertible notes due 2014 were excluded from earnings per diluted share for the three months ended December 31, 2012, because the effect of including these potential shares was antidilutive.

(3)
Amkor's Board of Directors previously authorized $300 million for the repurchase of our common stock. During the first quarter 2013, we did not repurchase any shares; however, during 2012, we repurchased 16.5 million shares under the stock repurchase program for a purchase price of $79.5 million.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide adjusted gross margin, adjusted net income and adjusted earnings per diluted share for the fourth quarter 2012. We present these non-GAAP amounts to demonstrate the impact of the loss contingency we recognized related to our pending patent license arbitration with Tessera, Inc. These measures have limitations, including that they exclude the charges for the Tessera arbitration panel award, which is an amount that the company may ultimately have to pay in cash. Furthermore, the factors affecting the calculation of the arbitration award are complex and subject to determination by the arbitration panel. Therefore, the final amount of the loss may be more than the amount we have recognized. Accordingly, these measures that exclude the loss contingency accrual should be considered in addition to, and not as a substitute for, or superior to, gross margin, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of adjusted gross margin, adjusted net income and adjusted earnings per diluted share to U.S. GAAP gross margin, net income and earnings per diluted share.

Non-GAAP Financial Measures Reconciliation:
Q4 2012
Gross margin	16%
Plus: Loss contingency divided by net sales	2%
Adjusted gross margin	18%

(In millions)
Net income	$7
Plus: Loss contingency, net of tax	20
Adjusted net income	$27

Earnings per diluted share	$0.05
Plus: Loss contingency per diluted share	0.08
Adjusted earnings per diluted share	$0.13

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
	(In thousands, except per share data)
Net sales	$687,529	$655,010
Cost of sales	572,576	550,029
Gross profit	114,953	104,981
Operating expenses:
Selling, general and administrative	59,559	57,255
Research and development	14,306	13,425
Total operating expenses	73,865	70,680
Operating income	41,088	34,301
Other expense (income):
Interest expense	22,078	18,586
Interest expense, related party	3,492	3,492
Interest income	(827)	(889)
Foreign currency (gain) loss, net	(1,166)	790
Equity in earnings of unconsolidated affiliate	(55)	(1,988)
Other income, net	(229)	(634)
Total other expense, net	23,293	19,357
Income before income taxes	17,795	14,944
Income tax expense	4,029	3,362
Net income	13,766	11,582
Net (income) loss attributable to noncontrolling interests	(384)	192
Net income attributable to Amkor	$13,382	$11,774

Net income attributable to Amkor per common share:
Basic	$0.09	$0.07
Diluted	$0.07	$0.06

Shares used in computing per common share amounts:
Basic	152,411	167,866
Diluted	235,087	250,688

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2013	December 31, 2012
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$466,702	$413,048
Restricted cash	2,680	2,680
Accounts receivable:
Trade, net of allowances	379,370	389,699
Other	2,853	13,098
Inventories	235,330	227,439
Other current assets	45,778	45,444
Total current assets	1,132,713	1,091,408
Property, plant and equipment, net	1,825,161	1,819,969
Intangibles, net	4,226	4,766
Investments	35,560	38,690
Restricted cash	2,248	2,308
Other assets	74,823	68,074
Total assets	$3,074,731	$3,025,215

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$—	$—
Trade accounts payable	432,599	439,663
Accrued expenses	232,185	212,964
Total current liabilities	664,784	652,627
Long-term debt	1,353,000	1,320,000
Long-term debt, related party	225,000	225,000
Pension and severance obligations	135,578	139,379
Other non-current liabilities	19,475	21,415
Total liabilities	2,397,837	2,358,421
Equity:
Amkor stockholders' equity:
Preferred stock	—	—
Common stock	198	198
Additional paid-in capital	1,614,677	1,614,143
Accumulated deficit	(743,262)	(756,644)
Accumulated other comprehensive income	7,131	11,241
Treasury stock	(211,073)	(210,983)
Total Amkor stockholders' equity	667,671	657,955
Noncontrolling interests in subsidiaries	9,223	8,839
Total equity	676,894	666,794
Total liabilities and equity	$3,074,731	$3,025,215

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$13,766	$11,582
Depreciation and amortization	97,148	88,446
Other operating activities and non-cash items	(840)	(1,772)
Changes in assets and liabilities	(11,400)	(42,150)
Net cash provided by operating activities	98,674	56,106

Cash flows from investing activities:
Purchases of property, plant and equipment	(112,543)	(121,087)
Proceeds from the sale of property, plant and equipment	24,614	621
Payments from unconsolidated affiliate	8,843	7,914
Other investing activities	(249)	1,683
Net cash used in investing activities	(79,335)	(110,869)

Cash flows from financing activities:
Borrowings under short-term debt	—	20,000
Payments of short-term debt	—	(15,000)
Proceeds from issuance of long-term debt	33,000	158,742
Payments of long-term debt	—	(156,357)
Payments for repurchase of common stock	—	(4,505)
Proceeds from the issuance of stock through share-based compensation plans	—	69
Payments of tax withholding for restricted shares	(90)	(353)
Net cash provided by financing activities	32,910	2,596

Effect of exchange rate fluctuations on cash and cash equivalents	1,405	(1,332)

Net increase (decrease) in cash and cash equivalents	53,654	(53,499)
Cash and cash equivalents, beginning of period	413,048	434,631
Cash and cash equivalents, end of period	$466,702	$381,132